                                                                EXHIBIT 99.16(a)

                     Merrill Lynch Basic Value Fund, Inc.
                                    Class A
                                 Total Return

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
                                                                       Annual
                                                                        Total
                                   1 Year      5 Years    10 Years     Return*
                                   ------      -------    --------     -------
Initial Investment                $1,000.00   $1,000.00   $1,000.00   $1,000.00

Divided by
Maximum Offering Price                21.67       15.87       11.06
                                  ---------   ---------   ---------
Divided by Net Asset Value                                                20.26
                                                                      ---------
Equals Shares Purchased              46.147      63.012      90.416      49.358

Plus Shares Acquired Through
  Dividend Reinvestment               5.073      45.880     187.788       5.424
                                  ---------   ---------   ---------   ---------
Equals Shares Held
  at 6/30/88                         51.220     108.892     278.204      54.782
                                                                      ---------
Multiplied by Net Asset
  Value at 6/30/88                    18.60       18.60       18.60       18.60
                                  ---------   ---------   ---------   ---------
Equals Ending Redeemable
  Value of a $1,000
  Investment (ERV)
  at 6/30/88                      $  952.69   $2,025.39   $5,174.59   $1,018.95

Divided by $1,000 (P)                 .9527      2.0254      5.1746       1.019


Subtract 1                           (.0473)     1.0254      4.1746       .0190

Expressed as a percentage
  equals the Annual
  Total Return (T)                                                        1.90%
                                                                      ---------
ERV divided by P                      .9527      2.0254      5.1746

Raise to the power of                     1         1/5        1/10

Equals                                .9527      1.1516      1.1787

Subtract 1                           (.0473)      .1516       .1787

Expressed as a percentage
  equals the Average
  Annualized Total Return            (4.73%)     15.16%      17.87%
                                  ---------   ---------   ---------
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*Does not include sales charge for the period.